Exhibit 4.18

                              DECLARATION OF TRUST


          This DECLARATION OF TRUST, dated as of January 31, 2002 (this "Declaration of Trust") between Allegheny Energy, Inc., a Maryland corporation (the "Sponsor"), and Bank One Delaware, Inc., a national bank with its principle office in the State of Delaware, as Delaware trustee (the "Delaware Trustee"), and Regis F. Binder, as trustee (the "Administrative Trustee", and, together with the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

          1. The trust created hereby (the "Trust") shall be known as "Allegheny Capital Trust I" in which name the Trustees, or the Sponsor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

          2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $100. The Administrative Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Administrative Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act.

          3. The Sponsor and the Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust,
(i) the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and
(ii) the Administrative Trustee and the Sponsor shall take any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

          4. The Sponsor hereby agrees to (i) reimburse the Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Delaware Trustee and any of the officers, directors, employees and agents of the Delaware Trustee (collectively, including the Delaware Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; PROVIDED, HOWEVER, that the Sponsor shall not be required to indemnify any Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or negligence of such Indemnified Person, and (iii) advance to such Indemnified Person Expenses (including reasonable legal fees) incurred by such Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified therefor under this
Section 4.

          5. The Sponsor, as the sponsor of the Trust, is hereby authorized, in its discretion (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a registration statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments thereto (including the prospectus, prospectus supplements and the exhibits contained therein), and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration under the 1933 Act of the Preferred Securities of the Trust and certain other securities and
(b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement"), including any pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Sponsor on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Sponsor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i),
(ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, each of the Trustees, in its capacity as a trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with the filings referred to above, the Sponsor hereby constitutes and appoints Regis F. Binder and Bruce E. Walenczyk and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement (and any registration statement filed pursuant to Rule 462 promulgated pursuant to the 1933 Act) and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, any Exchange and administrators of state securities or blue sky laws, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          6. Bank One Delaware, Inc., in its capacity as Trustee, shall not have the powers or the duties of the Trustee set forth herein (except as may be required under the Business Trust Act) and shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Business Trust Act.

          7. This Declaration of Trust may be executed in one or more counterparts.

          8. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; PROVIDED, HOWEVER, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon thirty (30) days' prior notice to the Sponsor.

          9. This Declaration of Trust shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

          IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                    ALLEGHENY ENERGY, INC.,
                                    as Sponsor


                                    By:/s/ Regis F. Binder
                                       -----------------------------------
                                       Name: Regis F. Binder
                                       Title: Vice President and Treasurer


                                    BANK ONE DELAWARE, INC., as
                                    Delaware Trustee


                                    By:/s/ Sandra L. Caruba
                                       -----------------------------------
                                       Name: Sandra L. Caruba
                                       Title: Vice President


                                    By:/s/ Regis F. Binder
                                       -----------------------------------
                                       Name: Regis F. Binder,
                                       as Administrative Trustee